Exhibit 31.2

CERTIFICATION PURSUANT TO RULES 13a-14(a) AND 15d-14(a)
UNDER THE SECURITIES EXCHANGE ACT, AS AMENDED

I, Kevin M. Kilcullen, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Diamond S Shipping Inc. for the year ended December 31, 2020; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

/s/ Kevin M. Kilcullen
Kevin M. Kilcullen
Chief Financial Officer